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                                     [LETTERHEAD]
                                                             EXHIBIT 5.1

                                February 15, 1996



AmeriCredit Corp.
200 South Bailey Avenue
Fort Worth, Texas 76107


     Re:  AmeriCredit Corp. 1995 Omnibus Stock and Incentive Plan
          Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel to AmeriCredit Corp., a Texas corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about February 20, 1996 under the Securities Act of 1933, as amended (the "Securities Act"), relating to 2,000,000 shares of the $.01 par value common stock (the "Common Stock") of the Company that are offered to employees of the Company on the exercise of options ("Options") granted or that may be granted under the AmeriCredit Corp. 1995 Omnibus Stock and Incentive Plan (the "Plan") and pursuant to other Awards (as defined in the Plan), including SAR's, Restricted Share Awards and Performance Awards (as therein defined, and collectively referred to herein as the "Awards") granted or that may be granted under the Plan.

     You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Articles of Incorporation and the bylaws of the Company, as amended; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plan, the issuance of shares of Common Stock pursuant to the Plan and related matters; (3) the Registration Statement and exhibits thereto, including the Plan; and (4) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Articles of Incorporation, the bylaws, minutes, records,



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AmeriCredit Corp.
February 15, 1996
Page 2


resolutions and other documents or writings of the Company, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon our examination, consideration of, and reliance on the documents and other matters described above, and subject to the comments and exceptions noted below, we are of the opinion that the Company presently has available at least 2,000,000 shares of authorized but unissued stock and/or treasury shares from which the 2,000,000 shares of Common Stock proposed to be sold pursuant to exercise of Options granted or to be granted under the Plan, and/or pursuant to other Awards granted or to be granted under the Plan, may be issued. Assuming that (a) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance under the Plan to persons who become entitled thereto under the terms of the Plan, (b) the Options and other Awards are issued in accordance with the Plan, (c) the shares of Common Stock are issued in accordance with the Plan and the associated option agreement or other Award for which such shares are being issued, and (d) the consideration for shares of Common Stock issued pursuant to such Options or other Awards is actually received by the Company as provided in the Plan and equals or exceeds the par value of such shares, then the shares of Common Stock issued pursuant to the exercise of the Options granted under and in accordance with the terms of the Plan, and the shares of Common Stock to be issued pursuant to the Awards granted under and in accordance with the terms of the Plan, will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   JENKENS & GILCHRIST, a Professional
                                   Corporation


                                   By:  /s/ L. Steven Leshin
                                        -------------------------------------
                                        L. Steven Leshin
                                        Authorized Signatory